                                     UCFC                       Exhibit 20.2
                                UCFC Loan Trust
                                 Series 1996-A
                               Reserve Fund Trust
                       Statement  To  Certificateholders

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
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                                                     DISTRIBUTIONS IN DOLLARS
                                         PRIOR                                                                          CURRENT
                         ORIGINAL      PRINCIPAL                                               REALIZED   DEFERRED      PRINCIPAL
          CLASS        FACE VALUE        BALANCE       INTEREST     PRINCIPAL       TOTAL       LOSSES     INTEREST       BALANCE
- ------------------------------------------------------------------------------------------------------------------------------------
          A                  0.00           0.00           0.00          0.00        0.00         0.00         0.00          0.00
          B                  0.00           0.00           0.00          0.00        0.00         0.00         0.00          0.00





- ------------------------------------------------------------------------------------------------------------------------------------
TOTALS                       0.00           0.00           0.00          0.00        0.00         0.00         0.00          0.00
- ------------------------------------------------------------------------------------------------------------------------------------
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
- ------------------------------------------------------------------------------------------------------------------------------------
                FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                  PASS-THROUGH
                                     PRIOR                                                CURRENT                 RATES
                                 PRINCIPAL                                                PRINCIPAL
          CLASS     CUSIP          BALANCE      INTEREST    PRINCIPAL         TOTAL        BALANCE        CURRENT            NEXT
- ------------------------------------------------------------------------------------------------------------------------------------
          A                       0.000000      0.000000     0.000000      0.000000       0.000000       0.000000%       0.000000%
          B                       0.000000      0.000000     0.000000      0.000000       0.000000       0.000000%       0.000000%

- ------------------------------------------------------------------------------------------------------------------------------------







SELLER:                             UCFC Acceptance Corporation                        ADMINISTRATOR:             Vince Valdes
SERVICER:                       United Companies Lending Corporation                                           Bankers Trust Company
LEAD UNDERWRITER:                   UCFC Acceptance Corporation                                                     3 Park Plaza
RECORD DATE:                                June 28, 1996                                                         Irvine, CA 92714
DISTRIBUTION DATE:                          July 15, 1996                         FACTOR INFORMATION:               (800) 735-7777





                                    Page 9                                                (C) COPYRIGHT 1996 BANKERS TRUST COMPANY
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